Exhibit 10.1

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of July 1, 2010 by and between AsiaInfo Holdings, Inc., a Delaware corporation (the “Company”) and LT International Limited, a British Virgin Islands company (the “Shareholder”).

WHEREAS, Linkage Technologies International Holdings Limited, a company with limited liability organized under the laws of the Cayman Islands (“Linkage”), which owns all of the outstanding shares of Linkage Technologies Investment Limited, a company with limited liability organized under the laws of the British Virgin Islands (“Linkage BVI”), has agreed to sell all such Linkage BVI shares to the Company, and as part of the consideration therefor, the Company has agreed to issue to Linkage certain Common Shares (as defined below) of the Company, on the terms and conditions set forth in that certain Business Combination Agreement dated as of December 4, 2009 (the “Combination Agreement”), by and among the Company, Linkage, and the other parties thereto;

WHEREAS, it is intended that the Common Shares to be issued to Linkage pursuant to the Combination Agreement be distributed to the shareholders of Linkage, including the Shareholder, following the closing of the transactions contemplated in the Combination Agreement (the “Closing”);

WHEREAS, the parties hereto desire to enter into this Agreement to grant Registration Rights (as defined below) to the Shareholder;

WHEREAS, the Combination Agreement provides that the execution and delivery of this Agreement by the parties hereto shall be a condition precedent to the Closing; and

WHEREAS, the Company seeks to induce the Shareholder to consummate the transactions contemplated in the Combination Agreement, and seeks to satisfy the conditions precedent to the Closing by entering into this Agreement;

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto further agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.1 Definitions. Capitalized terms that are not defined in this Agreement shall have the meanings ascribed to such terms in the Combination Agreement. As used in this Agreement, the following terms shall have the following meanings:

“Agreement” has the meaning ascribed thereto in the preamble hereto.

“Applicable Securities Law” means the securities law of the United States, including the Exchange Act and the Securities Act, and any applicable securities law of any state of the United States.

“Business Day” means any weekday that the banks in the City of New York, Beijing, Nanjing and Hong Kong are generally open for business.

“Closing” has the meaning ascribed thereto in the recitals hereof.

“Combination Agreement” has the meaning ascribed thereto in the recitals hereof.

“Commission” means the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Common Shares” means shares of common stock, par value $0.01 per share, of the Company.

“Company” has the meaning ascribed thereto in the preamble hereto.

“Demand Registration” has the meaning ascribed thereto in Section 2.1(a).

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Form F-1” means a Registration Statement on Form F-1 promulgated by the Commission under the Securities Act or any substantially similar form then in effect.

“Form F-3” means a Registration Statement on Form F-3 promulgated by the Commission under the Securities Act or any substantially similar form then in effect.

“Form F-3ASR” means a Registration Statement on Form F-3ASR promulgated by the Commission under the Securities Act or any substantially similar form then in effect.

“Form F-4” means a Registration Statement on Form F-4 promulgated by the Commission under the Securities Act or any substantially similar form then in effect.

“Form S-1” means a Registration Statement on Form S-1 promulgated by the Commission under the Securities Act or any substantially similar form then in effect.

“Form S-3” means a Registration Statement on Form S-3 promulgated by the Commission under the Securities Act or any substantially similar form then in effect.

“Form S-3ASR” means a Registration Statement on Form S-3ASR promulgated by the Commission under the Securities Act or any substantially similar form then in effect.

“Form S-4” means a Registration Statement on Form S-4 promulgated by the Commission under the Securities Act or any substantially similar form then in effect.

“Form S-8” means a Registration Statement on Form S-8 promulgated by the Commission under the Securities Act or any substantially similar form then in effect.

“Holders” means the Shareholder together with its permitted transferees and assigns.

“Hong Kong” means the Hong Kong Special Administrative Region.

“Linkage” has the meaning ascribed thereto in the preamble hereto.

“Linkage BVI” has the meaning ascribed thereto in the recitals hereof.

“Majority Holders” has the meaning ascribed thereto in Section 2.1(a)(i).

“Notice of Demand Registration” has the meaning ascribed thereto in Section 2.1(a)(i).

“Notice of Piggyback Registration” has the meaning ascribed thereto in Section 2.1(b)(i).

“Other Registration Rights Holders” has the meaning ascribed thereto in Section 2.1(a).

“Person” means any natural person, corporation, limited liability company, joint stock company, joint venture, partnership, enterprise, trust, unincorporated organization or any other entity or organization.

“Piggyback Registration” has the meaning ascribed thereto in Section 2.1(b)(i).

“Registration Expenses” means all expenses incurred by the Company incident to the Company’s performance of and compliance with this Agreement, including, without limitation, all stock exchange, Commission, FINRA and state securities registration, listing and filing fees, printing expenses, fees, and disbursements of counsels for the Company, reasonable fees and disbursements of one special legal counsel to represent the Holders, not to exceed $15,000, “blue sky” fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

“Registrable Securities” means (i) the Common Shares received or to be received by the Shareholder by way of distribution from Linkage on the Closing Date or as reasonably practicable thereafter in accordance with the Combination Agreement, and (ii) any Common Shares or other securities of the Company that may be subsequently issued or issuable with respect to the shares referenced in clause (i) as a result of a stock split, dividend, sale, transfer or assignment, in each case, as permitted under this Agreement; provided, however, that the foregoing definition shall exclude in all cases any securities that (X) are effectively registered under the Securities Act and disposed of in accordance with a Registration Statement covering such securities or (Y) have been disposed of pursuant to, or that have become eligible for sale free of all restrictions contained in, Rule 144 under the Securities Act or any successor provision.

“Registration Rights” has the meaning ascribed thereto in Section 2.1.

“Registration Rights Date” means the date that is the 180th day following the Closing Date.

“Registration Statement” has the meaning ascribed thereto in Section 2.1(a)(iv).

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Selling Expenses” means all underwriting discounts and sales commissions, any additional fees and disbursements of the Holders’ legal counsel other than the Holders’ legal counsel referenced to in the definition of “Registration Expenses,” and any transfer taxes relating to the sale or disposition of the Registrable Securities by the Holders.

“Shareholder” has the meaning ascribed thereto in the preamble hereto.

“Violation” has the meaning ascribed thereto in Section 2.5(a).

Section 1.2 Other Interpretive Provisions. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

ARTICLE II.

REGISTRATION RIGHTS

Section 2.1 Registration Rights. The Holders shall be entitled to offer for sale from time to time pursuant to a demand or piggyback Registration Statement the Registrable Securities, subject to the terms and conditions set forth herein (the “Registration Rights”).

(a) Demand Registration.

(i) Registration Rights. Subject to Section 2.1(e), any time after the Registration Rights Date with respect to the Registrable Securities, and upon the written request of the Holders holding at least a majority of the Registrable Securities then outstanding (the “Majority Holders”) specifying the number of Registrable Securities to be registered and the intended method of disposition thereof (a “Notice of Demand Registration”), the Company shall (i) within fifteen (15) Business Days after receipt of such written request give written notice of the proposed registration to all other Holders, and (ii) use its reasonable best efforts to cause, as promptly as practicable, the Registrable Securities specified in the request, together with any Registrable Securities of any Holder who requests in writing to join such registration within fifteen (15) Business Days after the Company’s delivery of written notice, to be registered on a Registration Statement and to have such Registration Statement declared effective by the Commission (such registration being hereinafter referred to as “Demand Registration”); provided, however, the Company shall not be obligated to effect more than two (2) Demand Registrations under this Agreement with respect to the Registrable Securities. The Company may include in such registration other securities for sale for (i) its own account or (ii) for the account of any other Person (other than the Holders or any of their Affiliates) who is contractually entitled to demand registration or piggy-back registration pursuant to registration rights grants by the Company prior to or after the date hereof (each such Person an “Other Registration Rights Holder” and collectively, the “Other Registration Rights Holders”).

(ii) A registration requested pursuant to Section 2.1(a)(i) shall not be deemed to be effected for purposes of this Section 2 if it has not been declared effective by the Commission or become effective in accordance with the Securities Act.

(iii) Limitations on Demand Registration. Notwithstanding anything herein to the contrary, the Company shall not be required to honor a request for a Demand Registration if:

(A) such request is received with respect to Registrable Securities that may immediately be sold under Rule 144 during any ninety (90) day period and in compliance with the volume limitations of Rule 144;

(B) such request is received by the Company less than sixty (60) days following the effectiveness of any previous registration statement filed by the Company (other than a Registration Statement on Form S-4 or S-8 or any successor or similar form that may be adopted by the Commission), regardless of whether the Majority Holders exercised their rights under this Agreement with respect to such registration; provided, however, that the foregoing limitation is subject to the Company’s compliance with its obligations pursuant to Section 2.1(b) to provide the Majority Holders with the Notice of Piggyback Registration, and further, provided, that in connection with the relevant Notice of Piggyback Registration the Company shall have included in such registration not less than 20% of the number of Registrable Securities proposed by the Majority Holders to be included in such registration; or

(C) the Majority Holders propose to sell less than 25% of their Registrable Securities.

(iv) Registration Statement Form. A Demand Registration hereunder may be effected on Forms S-1, F-1, S-3, F-3, S-3ASR, F-3ASR or similar form registration statement promulgated by the Commission, and shall permit the disposition of such Registrable Securities in accordance with the intended method or methods specified in the Notice of Demand Registration for such registration (any registration statement of the Company that covers Registrable Securities pursuant to this Agreement and all amendments and supplements to such registration statement, including any post-effective amendments, is hereinafter referred to as a “Registration Statement”).

(v) Priority of Cutbacks. If the Demand Registration is to be effected by way of an underwritten public offering and the managing underwriter advises the Company and those Holders participating in the registration hereunder in writing that, in its opinion, the number of securities requested to be included in such registration (including securities of the Company that are not Registrable Securities) exceeds the number that can be sold in such offering, the Company shall include in any such registration to the extent of the amount of the securities that the managing underwriter advises the Company can be sold in such offering (A) first, securities requested to be included in such registration by the Holders pro rata on the basis of the number of securities requested to be included by such Persons, if all of such securities cannot be included, (B) second, securities requested to be included in such registration by the Other Registration Rights Holders pro rata on the basis of the number of securities requested to be included by such Persons, if all of such securities cannot be included, and (C) third, other securities of the Company proposed to be included in such registration, allocated among the holders thereof and the Company, if applicable, in accordance with the priorities then existing among the Company and the holders of such other securities; and any securities so excluded shall be withdrawn from and shall not be included in the Demand Registration.

(vi) Preemption of Demand Registration. Notwithstanding anything to the contrary contained herein, at any time within thirty (30) days after receiving a written request for Demand Registration, the Company may elect to effect an underwritten primary registration in lieu of the Demand Registration if the Company’s Board of Directors determines that such primary registration would be in the best interests of the Company or if the managing underwriter for a Demand Registration advises the Company in writing that in its opinion, in order to sell the Registrable Securities to be sold, the Company should include its own securities. If the Company so determines to effect a primary registration, the Company shall give prompt written notice to those Holders participating in the registration hereunder of its intention to effect such a registration and shall afford those Holders participating in the registration hereunder the rights contained in Section 2.1(b) with respect to Piggyback Registrations. In the event that the Company so elects to effect a primary registration after receiving a request for a Demand Registration, the requests for a Demand Registration shall be deemed to have been withdrawn and such primary registration shall not be deemed to be a Demand Registration.

(b) Piggyback Registrations.

(i) Right to Include Registrable Securities. Notwithstanding any limitations contained in Section 2.1(a)(iii), and subject to Section 2.1(e) below, if the Company at any time after the Registration Rights Date proposes to file a Registration Statement under the Securities Act (other than a Registration Statement on Form S-4, Form F-4 or Form S-8 or any successor or similar form that may be adopted by the Commission) registering shares of its Common Shares, whether for sale for the account of the Company or for the account of any holder of securities of the Company (other than Registrable Securities) (a “Piggyback Registration”), it will each such time give written notice (a “Notice of Piggyback Registration”) at least fifteen (15) Business Days prior to the anticipated filing date, to each of the Holders, of its intention to do so and of such Holder’s rights under this Section 2.1(b), which Notice of Piggyback Registration shall include a description of the intended method of disposition of such securities. Upon the written request of the Holders made within fifteen (15) Business Days after receipt of a Notice of Piggyback Registration (which request shall specify the Registrable Securities intended to be disposed of by the Holders and the intended method of disposition thereof), the Company will use its commercially reasonable best efforts to include in the Registration Statement relating to such Piggyback Registration all Registrable Securities which the Company has been so requested to register. Notwithstanding the foregoing, if, at any time after giving a Notice of Piggyback Registration and prior to the effective date of the Registration Statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to those Holders participating in the registration hereunder and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expense in connection therewith) without prejudice, however, to the rights of the Holder to request that such registration be effected as the Demand Registration under Section 2.1(a), and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities for the same period as the delay in registering such other securities. No registration effected under this Section 2.1(b) shall relieve the Company of its obligations to effect a Demand Registration under Section 2.1(a).

(ii) Priority in Cutbacks. If a Piggyback Registration is to be effected by way of an underwritten public offering and the managing underwriter advises the Company and the Holders in writing that, in its opinion, the number of securities requested to be included in such registration (including securities of the Company that are not Registrable Securities) exceeds the number that can be sold in such offering, the Company shall include in such registration to the extent of the amount of the securities that the managing underwriter advises the Company can be sold in such offering:

(A) if such registration as initially proposed by the Company was solely a primary registration of its securities, (x) first, the securities proposed by the Company to be sold for its own account, (y) second, securities requested to be included in such registration by the Holders and the Other Registration Rights Holders pro rata on the basis of the number of securities requested to be included by such Persons, and (z) third, any other securities of the Company proposed to be included in such registration, allocated among the holders thereof in accordance with the priorities then existing among the Company and such holders.

(B) if such registration as initially proposed by the Company was in whole or in part requested by holders of securities of the Company, other than the Majority Holders in their capacity as such pursuant to the Demand Registration, (x) first, such securities held by the holders initiating such registration and, if applicable, any securities proposed by the Company to be sold for its account, allocated in accordance with the priorities then existing among the Company and such holders, (y) second, securities requested to be included in such registration by Persons contractually entitled to registration (including the Holders), pro rata, on the basis of the number of securities requested to be included by such Persons, and (z) third, any other securities of the Company proposed to be included in such registration, allocated among the holders thereof in accordance with the priorities then existing among the Company and the holders of such securities.

Any securities so excluded shall be withdrawn from and shall not be included in such Piggyback Registration.

(c) Registration Procedures.

(i) If the Majority Holders have requested inclusion of their Registrable Securities in a Registration Statement, those Holders participating in such registration agree to provide in a timely manner information regarding the proposed distribution by the Holders of the Registrable Securities and such other information reasonably requested by the Company in connection with the preparation of and for inclusion in the Registration Statement.

(ii) If and whenever the Company is required to effect the registration of any Registrable Securities under the Securities Act pursuant to Section 2.1(a) and 2.1(b), the Company will use its reasonable best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended methods of disposition thereof specified by the Majority Holders. Without limiting the foregoing, the Company in each such case shall, as expeditiously as possible, use its reasonable best efforts to keep the Registration Statement effective (subject to Section 2.3(d) hereof) and free of material misstatements or omissions (including the preparation and filing of any amendments and supplements necessary for that purposes) until the earlier of:

(A) the first date on which those Holders participating in the registration hereunder have consummated the sale of all or their Registrable Securities registered under the Registration Statement;

(B) the date on which all of the Registrable Securities registered under the Registration Statement are eligible for sale pursuant to Rule 144 (or any successor provision) without limitations under the Securities Act; or

(C) one hundred twenty (120) days after such Registration Statement becomes effective.

(iii) The Company agrees to provide to those Holders participating in the registration hereunder a reasonable number of copies of the final Registration Statement and the related prospectus (including any preliminary prospectus) and any amendments or supplements thereto. The Company further agrees that it will use reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable.

(d) Offers and Sales. All offers and sales by the Holders under any Registration Statement referred to in Section 2.1(a) or 2.1(b), if any, shall be completed within the period during which such Registration Statement is required to remain effective pursuant to Section 2.1(c)(ii), and, upon expiration of such period, each such Holder will not offer or sell any Registrable Securities under such Registration Statement. If directed by the Company, those Holders participating in the registration hereunder will return all undistributed copies of any prospectus in such Holder’s possession upon the expiration of such period. Each Holder shall promptly, but in any event no later that five (5) Business Days after a sale by it of Registrable Securities, notify the Company of any sale or other transfer by such Holder of Registrable Securities and include in such notice the number of Registrable Securities sold or transferred by such Holder.

(e) Suspension of Offering. If the Company’s Board of Directors determines in its good faith judgment that the filing of the Registration Statement under Section 2.1(a) or 2.1(b) hereof or the use of any prospectus would (i) materially impede, delay or interfere with any pending material financing, acquisition or corporate reorganization or other material corporate development involving the Company or any of its subsidiaries, or (ii) require the disclosure of important information that the Company has a material business purpose for preserving as confidential or the disclosure of which would materially impede the Company’s ability to consummate a significant transaction, then, upon the Holders’ receipt of written certification from the Company’s Chief Executive Officer of such determination by the Company’s Board of Directors, the rights of the Holders to offer, sell, or distribute any Registrable Securities pursuant to a Registration Statement or to require the Company to take action with respect to the registration or sale of any Registrable Securities pursuant to a Registration Statement (including any action contemplated by Section 2.1(c) hereof) shall be suspended until the date (which shall be no later than the 90th day following the date of the notice of suspension) upon which the Company notifies the Holders in writing that suspension of such rights for the grounds set forth in this Section 2.1(e) is no longer necessary; provided, however, that the Company shall not exercise the right to suspend an offering pursuant to this Section 2.1(e) more than once in any twelve (12) month period.

Section 2.2 Expenses. Except as set forth in this Section 2.2, all Registration Expenses incurred in connection with any registration pursuant to Sections 2.1(a) or 2.1(b) (but excluding Selling Expenses) shall be borne by the Company. Each Holder participating in a registration pursuant to Sections 2.1(a) or 2.1(b) shall bear such Holder’s proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all Selling Expenses or other amounts payable to underwriter(s) or brokers, in connection with such offering by the Holders.

Section 2.3 Obligations of the Company. Whenever required under Section 2.1 to effect the registration of any Registrable Securities, the Company shall as expeditiously as reasonably practicable:

(a) Filing of Amendments and Supplements. Prepare and file with the Commission such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities and other securities of the Company covered by the Registration Statement at all times during the period for which the Company is required to maintain the effectiveness of such Registration Statement pursuant to the terms of this Agreement.

(b) Correction and Updating of Registration Statement and Prospectus. Upon the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in such Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, Prospectus or other documents so that, in the case of such Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, as promptly as reasonably possible, prepare a supplement or amendment, including a post-effective amendment, to the affected Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, no Registration Statement or any Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c) Copies of Documents. Furnish to each selling Holder, without charge, such number of conformed copies of the Registration Statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such Registration Statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, such documents incorporated by reference in such Registration Statement or prospectus, and such other documents, as such selling Holders may reasonably request.

(d) Opinion and Comfort Letter. Furnish to any applicable underwriter on behalf of any selling Holders (i) an opinion of the counsel representing the Company for purposes of such registration, dated the effective date of such Registration Statement (or, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement with respect to both the effective date of the Registration Statement and the date of the closing under the underwriting agreement), in form and substance as is customarily given by counsel for the issuer to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a “cold comfort” letter, dated the effective date of such Registration Statement (and, if such Registration Statement includes an underwritten public offering, dated the date of the closing under the underwriting agreement) signed by the independent certified public accountants who have certified the Company’s financial statements included in such Registration Statement, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters.

(e) “Blue Sky” Qualification. Use commercially reasonable efforts to register or qualify all Registrable Securities and other securities covered by such Registration Statement under the securities or blue sky laws of such jurisdictions as the applicable selling Holders (or in an underwritten offering, the managing underwriter) shall reasonably request, and do any and all other acts and things which may be necessary or advisable to enable such Selling Holders to consummate the disposition in such jurisdictions of the Registrable Securities covered by such Registration Statement, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, or to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction.

(f) Notification of Certain Events. As promptly as practicable after becoming aware thereof, notify the applicable selling Holders of the happening of any event of which the Company has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and promptly prepare and file with the Commission a supplement or amendment to the Registration Statement or other appropriate filing with the Commission to correct such untrue statement or omission, and deliver a number of copies of such supplement or amendment to such selling Holders as such selling Holders may reasonably request.

(g) SEC Stop Orders. As promptly as practicable after becoming aware thereof, notify the applicable selling Holders (and, in the event of an underwritten offering, the managing underwriters) of the issuance by the Commission of any notice of effectiveness or any stop order or other suspension of the effectiveness of the Registration Statement at the earliest possible time.

(h) Listing Requirements. Cause the Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed.

(i) Underwriting Agreement. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form and complying with the provisions of Section 2.5, with the managing underwriter of such offering.

(j) Section 11 Information. Make available to its shareholders an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act, provided that the Company shall be deemed to have complied with this Section 2.3(j) if it has complied with Rule 158 under the Securities Act.

(k) Other Actions. Take all other reasonable actions necessary to expedite and facilitate disposition by the applicable selling Holders of the Registrable Securities pursuant to the Registration Statement.

Section 2.4 Obligations of Holders. It shall be a condition precedent to the obligations of the Company to register the Registrable Securities of any Holder pursuant to this Section 2 that the selling Holder shall furnish to the Company such information regarding itself, the Registrable Securities held thereby and the intended method of disposition of such securities as shall be required to timely effect the registration of such Holder’s Registrable Securities.

Section 2.5 Indemnification. In the event any Registrable Securities are included in a Registration Statement under this Section 2:

(a) Company Indemnity. To the extent permitted by law, the Company will indemnify and hold harmless each Holder, its partners, officers, directors, agents, any underwriter (as defined in the Securities Act) for such Holder and each Person, if any, who controls (as defined in the Securities Act) such Holder or underwriter against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under laws which are applicable in connection with any registration, qualification, or compliance, of the Company’s securities insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”):

(i) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; or

(ii) the omission or alleged omission to state in the Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, a material fact required to be stated therein, or necessary to make the statements therein not misleading;

and the Company will reimburse each such Holder, its partners, officers, directors, agents, underwriters or controlling Person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 2.5(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, underwriter or controlling Person of such Holder.

(b) Holder Indemnity. To the extent permitted by law, in connection with any Registration Statement filed pursuant hereto, each Holder of Registrable Securities to be covered thereby will, severally and not jointly with any other Holders, indemnify and hold harmless the Company, its partners, officers, directors, agents, any underwriter (as defined in the Securities Act) for the Company and each Person, if any, who controls (as defined in the Securities Act) the Company or underwriter against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under laws which are applicable in connection with any registration, qualification, or compliance, of the Company’s securities insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any Violation to the extent that such Violation occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, and such Holder will reimburse each of the Company, its partners, officers, directors, agents, underwriters or controlling Persons for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 2.5(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and provided further, however, that no Holder shall be required to indemnify the Company or any other indemnified party under this Section 2.5(b) with respect to any amount in excess of the amount of the total net proceeds received by such Holder from sales of the Registrable Securities of such Holder under such Registration Statement.

(c) Notice. Promptly after receipt by an indemnified party under this Section 2.5 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.5, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to a material conflict of interest between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of liability to the indemnified party under this Section 2.5 to the extent the indemnifying party is prejudiced as a result thereof, but the omission to so deliver written notice to the indemnifying party will not otherwise relieve it of any liability that it may have to any indemnified party under this Section 2.5.

(d) Contribution. If any indemnification provided for in this Section 2.5 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other, in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

Section 2.6 Termination of the Company’s Obligations. The registration rights granted under this Section 2 shall automatically terminate with respect to each Holder as of the date and time at which such Holder no longer beneficially owns any Registrable Securities; provided, however, that Section 2.6 and the provisions of Article III shall survive such termination.

Section 2.7 Rule 144 Reporting. With a view to making available the benefits of Rule 144 promulgated under the Securities Act and any comparable provision of Applicable Securities Law that may at any time permit the sale of the Registrable Securities to the public without registration, the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act; and

(b) use reasonable best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under Applicable Securities Law, and to furnish to any Holder, upon request by such Holder, a written statement by the Company as to whether it has complied with the current public information requirements of Rule 144 under the Securities Act.

Section 2.8 Lock-Up Agreements. In connection with the registration pursuant to this Agreement of any of the Holders’ Registrable Securities in an underwritten public offering (other than a registration that counts as a Demand Registration), if the managing underwriter advises the Company and the Holders participating in the registration hereunder in writing that, in its good faith judgment, the Holders need to enter into a lock up agreement with respect to securities held by the Holders of the Company (other than the Registrable Securities covered by such Registration Statement), the Holders agree to enter into a customary lock up agreement with respect to the securities held by the Holders of the Company (other than the Registrable Securities covered by such Registration Statement).

ARTICLE III.

MISCELLANEOUS

Section 3.1 Binding Effect; Assignment.

(a) Notwithstanding anything herein to the contrary, the rights of the Shareholder under this Agreement may be assigned or transferred by the Shareholder (or any assignee or transferee permitted hereunder) to any transferee or assignee of any of the Registrable Securities held by the Shareholder (or such assignee or transferee), provided that (x) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such rights are being assigned, and (y) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Section 3.1 and the terms and conditions of each Section of this Agreement with respect to which any rights are being assigned thereto under this clause. From the time of such transfer or assignment, for all purposes of each Section of this agreement with respect to which rights are assigned thereto under this clause, such transferee or assignee shall be treated as a “Shareholder” and a “Holder”.

(b) This Agreement shall be binding upon and shall be enforceable by each party, its successors and permitted assigns. Except as provided in Section 3.1(a) and Section 3.1(b), no party may assign any of its rights or obligations hereunder without the prior written approval of the other parties.

Section 3.2 Governing Law. This Agreement shall be construed under and governed by the Laws of the State of New York.

Section 3.3 Amendment. This Agreement may not be amended, modified or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

Section 3.4 Waiver. Any of the terms or conditions of this Agreement which may be lawfully waived may be waived in writing at any time by each party entitled to the benefits thereof. Any waiver of any of the provisions of this Agreement by any party hereto shall be binding only if set forth in an instrument in writing signed on behalf of such party. No failure to enforce any provision of this Agreement shall be deemed to or shall constitute a waiver of such provision and no waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

Section 3.5 Notices. Any notice, demand, or communication required or permitted to be given by any provision of this Agreement shall be deemed to have been sufficiently given or served for all purposes if (i) personally delivered, (ii) sent by a nationally recognized overnight courier service to the recipient at the address below indicated or (iii) delivered by facsimile which is confirmed in writing by sending a copy of such facsimile to the recipient thereof pursuant to clause (i) or (ii) above:

If to the Company:

AsiaInfo Holdings, Inc.

4th Floor, Zhongdian Information Tower

6 Zhongguancun South Street, Haidian District

Beijing 100086, China

Attn: Wei Li, Chief Financial Officer

+86 10 8216 6028 (tel)

+86 10 8216 6699 (fax)

and

DLA Piper Beijing Representative Office

20th Floor, South Tower, Beijing Kerry Center

No. 1 Guanghua Road, Chaoyang District

Beijing 100020, PRC

Attention: Matthew D. Adler

                 Steven Liu

+86 10 6561 1788 (tel)

+86 10 6561 5158 (fax)

If to the Holder:

LT International Limited

No. 16 Building, No. 12 Dinghuaimen

Nanjing 210013, PRC

Attention: Libin Sun

Fax:      +86 25 8375 3969

Tel:    +86 25 8375 3888

and

Latham & Watkins

41/F, One Exchange Square

8 Connaught Place

Central, Hong Kong

Attn: David Zhang, Esq.

+852 2522 7886 (tel)

+852 2522 7006 (fax)

or to such other address as any party hereto may, from time to time, designate in a written notice given in like manner.

Except as otherwise provided herein, any notice under this Agreement will be deemed to have been given (x) on the date such notice is personally delivered or delivered by facsimile or (y) the next succeeding Business Day after the date such notice is delivered to the overnight courier service if sent by overnight courier; provided that in each case notices received after 4:00 p.m. (local time of the recipient) shall be deemed to have been duly given on the next Business Day.

Section 3.6 Complete Agreement. This Agreement, the Combination Agreement, the other agreements contemplated in the Combination Agreement and the other documents and writings referred to herein or delivered pursuant hereto contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and thereof. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 3.7 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

Section 3.8 Headings. The headings contained in this Agreement are for reference only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 3.9 Severability. Any provision of this Agreement that is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction. Third Parties. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any Person or corporation, other than the parties hereto and their permitted successors or assigns, any rights or remedies under or by reason of this Agreement. Dispute Resolution. Any dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall be resolved through consultation. Such consultation shall begin immediately after one party hereto has delivered to any other party hereto a written request for such consultation. If within thirty (30) days following the date on which such notice is given the dispute cannot be resolved, the dispute shall be submitted to arbitration upon the request of any party to such dispute with notice to the others. The arbitration shall be conducted in Hong Kong under the auspices of the Hong Kong International Arbitration Centre (the “HKIAC”). There shall be three (3) arbitrators. Each opposing party to a dispute shall be entitled to appoint one arbitrator, and the third arbitrator shall be jointly appointed by the disputing parties or, failing such agreement by thirty (30) days after the appointment by each party of its arbitrator, the HKIAC shall appoint the third arbitrator.

(b) The arbitration proceedings shall be conducted in English. The arbitration tribunal shall apply the UNCITRAL Arbitration Rules as administered by the HKIAC at the time of the arbitration.

(c) The arbitrators shall decide any dispute submitted by the parties to the arbitration strictly in accordance with the substantive laws of New York and shall not apply any other substantive law.

(d) Each party hereto shall cooperate with the other in making full disclosure of and providing complete access to all information and documents requested by the others in connection with such arbitration proceedings, subject only to any confidentiality obligations binding on such party.

(e) The award of the arbitration tribunal shall be final and binding upon the disputing parties, and the prevailing party or parties may apply to a court of competent jurisdiction for enforcement of such award.

(f) Any party shall be entitled to seek preliminary injunctive relief from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

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IN WITNESS WHEREOF the parties hereto have caused their duly authorized representatives to execute this Agreement as of the first date written above.

ASIAINFO HOLDINGS, INC.

By:	/s/ Steve Zhang
Name:	Steve Zhang
Title:	President & CEO

LT INTERNATIONAL LIMITED

By:	/s/ Libin Sun
For and on behalf of LT International Limited
Name:	Libin Sun
Title:	Director

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]